As filed with the Securities and Exchange Commission on December 3, 2003

                                                        File No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

 ------------------------------------------------------------------------------

                               AuGRID Corporation
               (Exact Name of Issuer as Specified in its Charter)

            Nevada                                          34-1878390
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

                              2275 East 55th Street
                              Cleveland, Ohio 44103
                                 (216) 426-1589
         (Address, including zip code, and telephone number of Principal
                               Executive Offices)

                 Consulting Agreement with Optima Ventures, Inc.
                          (Full Title of the Agreement)

                             Mary F. Sloat-Horoszko
                              2275 East 55th Street
                              Cleveland, Ohio 44103
                                 (216) 426-1589

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              James G. Smith, Esq.
                     Tarter Krinsky & Drogin LLP
                        470 Park Avenue South, 14th Floor
                               New York, NY 10016
                           (212) 481-8585

                        --------------------------------


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                           Proposed
                                          Proposed         Maximum
                                          Maximum          Offering
Title of Securities      Amount  to       Offering Price   Aggregate          Amount of
to be Registered         Be Registered    Per Share*       Offering Price*    Registration Fee
-------------------------------------------------------------------------------------------------
Common
Stock                    50,000,000       $.0068           $ 340,000          $ 28

---------------
* Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the National Association of Securities Dealers Over-the-Counter Bulletin Board on December 1, 2003.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8. The documents constituting Part I of this Registration Statement will be sent or given to the parties to the Agreement as required by Rule 428(b).

         AuGRID Corporation (the "Company") is not filing these documents with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 1.  Plan Information

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information

         Not required to be filed with the Commission.

         PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

         o The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

         o The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003;

         o The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003;

         o The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

         o All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002;

         o The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

         o All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any  statement   contained  in  a  document   incorporated   or  deemed
incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.  Not Applicable.

Item 5. Interests of Named Experts and Counsel.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Nevada law provides that a director or an officer of a corporation will not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Nevada law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available to such person if (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         The Nevada General Corporation Law provides that the foregoing provisions are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company's bylaws provide that the Company is required to indemnify each director, officer and employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, unless he is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. In the event of a settlement, the Company will indemnify him only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

         The Company's bylaws also permit the Company to obtain insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

Item 7.  Exemption  from  Registration Claimed. Not Applicable.

Item 8. Exhibits.

Exhibit Number       Description



         3.1 Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

         3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

         3.3 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 12, 2003 and incorporated by reference to Exhibit 3.1 to the Company's Form 10-QSB, filed with the Commission on November 14, 2003.

         3.4 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

         5.1      Opinion of Tarter Krinsky & Drogin, LLP

         23.1     Consent of Tarter  Krinsky & Drogin,  LLP (included in Exhibit
                  5.1)

         23.2     Consent of Henry L. Creel Co., Inc.

         99.1     Consulting Services Agreement with Optima Ventures, Inc.

Item 9      Undertakings.

1.       The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)  to  include  any  prospectus   required  by  section
10(a)(3) of the Securities Act;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 3, 2003.

                            AuGRID Corporation

                            By:  /s/ M.J. SHAHEED
                                 -----------------
                                 M. J. Shaheed, President
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 3, 2003.

       Signatures                       Title                       Date
-----------------------    -----------------------------   --------------------

/s/ M.J. SHAHEED           Chairman of the Board,           December 3, 2003
----------------           President and Chief Executive
    M. J. Shaheed          Officer



/s/ MARY F.SLOAT-HOROSZKO  Secretary/Director               December 3, 2003
-------------------------
Mary F. Sloat-Horoszko

/s/ ESSA MASHNI            Director                         December 3, 2003
-------------------------
Essa Mashni

/s/ STAN CHAPMAN           Treasurer/Chief Financial        December 3, 2003
----------------           Officer/Director
Stan Chapman

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

   Exhibit Number                         Description


Exhibit Number       Description



         3.1 Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

         3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

         3.3 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 12, 2003 and incorporated by reference to Exhibit 3.1 to the Company's Form 10-QSB, filed with the Commission on November 14, 2003.

         3.4 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

         5.1      Opinion of Tarter Krinsky & Drogin, LLP

         23.1     Consent of Tarter  Krinsky & Drogin,  LLP (included in Exhibit
                  5.1)

         23.2     Consent of Henry L. Creel Co., Inc.

         99.1     Consulting Services Agreement with Optima Ventures, Inc.